Exhibit 99.1

Ocean Biomedical Announces Loan Commitment from Largest Stockholder; Up to $10 Million

Providence, RI, October 4, 2023 (GLOBE NEWSWIRE). Ocean Biomedical, Inc. (NASDAQ: OCEA) announced today that it has entered into a non-binding term sheet with its largest stockholder, Poseidon Bio, LLC, majority owned by Dr. Chirinjeev Kathuria, for a proposed debt facility consisting of convertible promissory notes with a principal amount of up to $10 million. The promissory notes may be issued in one or more closings and Ocean Biomedical does not expect to draw the full amount at any one closing.

The promissory notes under the proposed debt facility will be unsecured general obligations of the company, junior to the company’s existing senior lender, and will mature in one year following the issuance date. There will be no restrictions on the use of proceeds and interest would be payable in cash. The conversion price will be $10.34 per share, subject to certain potential adjustments. Poseidon is expected to be provided warrant coverage, with the warrants to have an initial exercise price of $11.50 per share.

“Ocean Biomedical is thrilled with Poseidon’s continued support of the company as evidenced by this loan commitment. We look forward to finalizing the documentation and propelling Ocean Biomedical forward.” – Elizabeth Ng, CEO

Readers are cautioned that the foregoing is a description of certain the proposed terms that are non-binding and subject to further negotiation by the parties, and the financing transaction is subject to the consent of the current senior lender to Ocean Biomedical. There can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated.

Any offer and sale of the notes, the warrants, and any shares of common stock issuable upon conversion of the notes or issuable pursuant to any warrants have not been, and will not be, registered under the Securities Act of 1933, as amended (“Securities Act”), or any other securities laws, and the notes, warrants and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes, warrants or any shares of common stock issuable upon conversion of the notes or any exercise of the warrants, nor will there be any sale of the notes, warrants, or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Ocean Biomedical

Ocean Biomedical, Inc. is a Providence, Rhode Island-based biopharma company with an innovative business model that accelerates the development and commercialization of scientifically compelling assets from research universities and medical centers. Ocean Biomedical deploys the funding and expertise to move new therapeutic candidates efficiently from the laboratory to the clinic to the world. Ocean Biomedical is currently developing five promising discoveries that have the potential to achieve life-changing outcomes in lung cancer, brain cancer, pulmonary fibrosis, and the prevention and treatment of malaria. The Ocean Biomedical team is working on solving some of the world’s toughest problems for the people who need it most.

To learn more, visit www.oceanbiomedical.com.

Forward-Looking Statements

The information included herein and in any oral statements made on behalf of Ocean Biomedical, Inc. (the “Company”) or otherwise in connection herewith include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and expectations; the expected timing and success of investigational new drug (“IND”) filings for our initial product candidates; statements regarding the expected timing of our IND-enabling studies; the frequency and timing of filing additional INDs; expectations regarding the availability and addition of future assets to our pipeline; the advantages of any of our pipeline assets and platforms; the potential benefits of our product candidates; potential commercial opportunities; the timing of key milestones for our programs; the future financial condition, results of operations, business strategy and plans, and objectives of management for future strategy and operations; and statements about industry trends and other companies in the industry. These forward-looking statements are based on various assumptions, whether or not identified herein, and on the current expectations of the Company’s management, and they are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions.

Any discoveries announced by the Company are based solely on laboratory and animal studies. The Company has not conducted any studies that show similar efficacy or safety in humans. There can be no assurances that any treatment tested by the Company will prove safe or effective in humans, and that any clinical benefits of any such treatment is subject to clinical trials and ultimate approval of its use in patients by the FDA. Such approval, if granted, could be years away.

Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside the control of the Company that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. You should carefully consider the foregoing factors and the other risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in the Company’s subsequent Quarterly Reports on Form 10-Q and other documents filed by the Company from time to time with the SEC and which are and are available at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update any forward-looking statements made by us. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this filing. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Ocean Biomedical Investor Relations

connect@oceanbiomedical.com

Kevin Kertscher
Communications Director